Exhibit 99.1

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP ANNOUNCES APPOINTMENT OF CHIEF FINANCIAL OFFICER

Boca Raton, Fla. – June 5, 2024 – The GEO Group, Inc. (NYSE: GEO) (“GEO” or the “Company”) announced today the appointment of Mark J. Suchinski as Senior Vice President and Chief Financial Officer, effective July 8, 2024.

Mr. Suchinski has served as Senior Vice President and Chief Financial Officer for Spirit AeroSystems since 2020. In this role, Mr. Suchinski has been responsible for the overall financial management of Spirit AeroSystems, its financial reporting and transparency, and multiple corporate functions including Treasury, Investor Relations, Strategy, and Mergers and Acquisitions. Mr. Suchinski joined Spirit AeroSystems in 2006 as the Controller for the Aerostructures Segment. He subsequently served in increasingly senior positions, including as Vice President of Financial Planning & Analysis and Corporate Contracts, Vice President of Finance and Treasurer, and Vice President of Quality. Prior to joining Spirit AeroSystems, Mr. Suchinski held the position of Vice President and Chief Accounting Officer for Home Products International from 2000 to 2006. Mr. Suchinski attended DePaul University where he earned a Bachelor of Science degree in Accounting.

George C. Zoley, Executive Chairman of GEO, said, “Mark Suchinski has extensive experience in corporate finance, capital markets, financial reporting, and business management, having held multiple leadership positions throughout his career. He also brings unique skills and knowledge in manufacturing and supply chain management to our company. We are pleased to welcome him to GEO’s Senior Management Team.”

Brian R. Evans, GEO’s Chief Executive Officer, said, “We are pleased to have Mark Suchinski join our Senior Management Team. We believe that his unique skill set, knowledge and experience, across a broad range of key areas of corporate finance and business management, will be an asset to our company.”

Mr. Suchinski, stated, “I am excited to join this worldclass organization and have been impressed with George Zoley, Brian Evans, and the entire GEO leadership team. I look forward to partnering with them to drive value creation for our employees and shareholders.”

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 100 facilities totaling approximately 81,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Use of forward-looking statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to, risk factors contained in GEO’s filings with the U.S. Securities and Exchange Commission, including its Form 10-K, 10-Q, and 8-K reports. GEO disclaims any obligation to update or revise any forward-looking statements, except as required by law.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436